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                                                            Exhibit 3(ii)(b)
                                                            Form 10-K Year ended
                                                            12/31/94

                        R. R. DONNELLEY & SONS COMPANY
                             AMENDMENT TO BY-LAWS
                           ADOPTED JANUARY 26, 1995


RESOLVED, that Section 3.2 of the Company's By-Laws be and hereby is amended, effective immediately, to delete the first sentence thereof and substitute the following therefor:

     "The number of Directors which shall constitute the whole Board shall be thirteen (13) of whom five (5) shall be Directors of the First Class, four
     (4) shall be Directors of the Second Class and four (4) shall be Directors of the Third Class."